UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2018
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-36837 (Commission File Number)	36-4802442 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other events.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 16, 2018, Energizer Holdings, Inc. (the “Company”) entered into a definitive acquisition agreement with Spectrum Brands Holding, Inc., to acquire their global battery, lighting and portable power business (the "Acquired Business"), for a total purchase price of $2,000.0 million in cash, subject to certain purchase price adjustments (the "Acquisition"). The Company is not currently required to file on a Current Report on Form 8-K the historical financial statements of the Acquired Business pursuant to Article 3-05 of Regulation S-X under the Securities Act of 1933, as amended (“Regulation S-X”), or furnish pro forma financial information giving effect to the Acquisition pursuant to Article 11 of Regulation S-X or Rule 8-05 of Regulation S-X. Nonetheless, the Company is filing such historical financial statements and such pro forma financial information to aid investor understanding, and such data is expected to be incorporated by reference into one or more registration statements filed or to be filed by the Company.
The audited annual combined financial statements of the Acquired Business as of September 30, 2017 and 2016 and for the fiscal years ended September 30, 2017, 2016 and 2015, and the notes related thereto, as well as the unaudited interim combined financial statements of the Acquired Business as of April 1, 2018 and for the six month periods ended April 1, 2018 and April 2, 2017, and the notes related thereto, are filed as Exhibits 99.1 hereto and incorporated by reference herein.

The unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2018, and the unaudited pro forma condensed combined statement of earnings of the Company for the fiscal year ended September 30, 2017 and for the six month periods ended March 31, 2018 and 2017, in each case giving effect to the Acquisition, are filed as Exhibit 99.2 hereto and incorporated by reference herein.
This financial information should be read in conjunction with the Company’s financial statements and accompanying notes, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on November 14, 2017, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 2, 2018, as well as the Acquired Business' audited annual combined financial statements of the Acquired Business as of September 30, 2017 and 2016 and for the fiscal years ended September 30, 2017, 2016 and 2015, and the notes related thereto, as well as the unaudited interim combined financial statements of the Acquired Business as of April 1, 2018 and for the six month periods ended April 1, 2018 and April 2, 2017, and the notes related thereto, which is filed as Exhibit 99.1.

Forward-Looking Statements

                This Current Report on Form 8-K contains forward-looking statement as defined in the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, statements about the expectation of creation of synergies. Factors that could cause actual events to differ materially from those anticipated include, without limitation: (i) our ability to close the Acquisition on the contemplated terms, which may be delayed or may not close at all due to the failure to obtain required regulatory approvals, or satisfy other closing conditions, (ii) our ability to realize the projected results of the Acquisition, including our ability to promptly and effectively integrate the Acquired Business after the Acquisition has closed, and (iii) such additional matters described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
23.1	Consent of KPMG, LLP, Independent Auditors.
99.1
Audited annual combined financial statements of the Acquired Business as of September 30, 2017 and 2016 and for the fiscal years ended, September 30, 2017, 2016 and 2015 and unaudited interim combined financial statements of the Acquired Business as of April 1, 2018 and for the six month periods ended April 1, 2018 and April 2, 2017.

99.2
Unaudited pro forma condensed combined balance sheet as of March 31, 2018, and unaudited pro forma condensed combined statement of earnings of the Company for the fiscal year ended September 30, 2017 and for the six month periods ended March 31, 2018 and 2017, in each case giving effect to the Acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
ENERGIZER HOLDINGS, INC.
By:  /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer
Dated: June 12, 2018